Discounted Options, Section 409A & NVIDIA’s Tender Offer Jason E. Russell & Mark I. Miller Deloitte Tax LLP November, 2006 Exhibit 99.(a)(1)(E)

Copyright © 2006 Deloitte Development LLC. All rights reserved. 1 Meeting Objectives • Understand – The § 409A issue – What NVIDIA is doing – Your choices • Review your next steps

Copyright © 2006 Deloitte Development LLC. All rights reserved. 2
Why are we here today?
• NVIDIA determined that you hold certain stock
options that may be negatively impacted by a recent
Internal Revenue Code change
• NVIDIA has developed a solution that may reduce or
eliminate your exposure to potentially adverse
personal income tax consequences, but which
requires your participation and permission to
implement
• If you do not participate, you may have adverse
personal income tax consequences for which you will
be solely responsible

Copyright © 2006 Deloitte Development LLC. All rights reserved. 3 What is the Tax Code change?

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What does §409A do?
•
The proposed regulations of §
409A of the Internal
Revenue Code impose adverse tax consequences on
certain stock option grants
•
What are the consequences of §
409A?
– Potential federal income taxation prior to exercise
– 20% additional federal excise tax
– Potential federal interest and penalties
– Potential parallel state income tax, interest and penalties

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Which options are impacted?
• Options that were or may have been granted at a
price below the stock’s fair market value (FMV) on
the grant date (“Discount Options”)
• Only options that vest AFTER 12/31/04
•
Portions of grants issued prior to §409A’s enactment could
be impacted by 409A if they vested on 1/1/05 and later
• Options vesting prior to 1/1/05 are “grandfathered” and not subject to
§409A

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How did I get discounted options?
• Audit Committee and internal review
identified a number of occasions when
NVIDIA used incorrect grant measurement
dates for accounting purposes
• When the FMV on the revised measurement
date was higher than the FMV on the original
grant date the options are deemed
discounted for accounting purposes

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Example:
– Option granted on Jan 1, 2003 – 10,000 shares
– Exercise price = $29
– FMV at accounting measurement date = $31
- Vesting:     2,500 options vested on Jan 1, 2004
2,500 options vest on a monthly basis during 2004
2,500 options vest on a monthly basis during 2005
2,500 options vest on a monthly basis during 2006
- CONCLUSION:
- The 5,000 options that vested prior to 1/1/05 are NOT subject to §409A.
- The 5,000 options that vest after 12/31/04 may be subject to §409A because it has been determined that they may have been granted at less than fair market value on the date of grant.

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Example: (continued)
• As of 12/31/2006 NVIDIA stock price = $40 and no options were exercised.
§409A Estimated Impact in 2006
• 2006 W-2 Income Inclusion: $55,000
(= 5,000 options subject to §409A x $11 ($40 FMV - $29 Option
Price))
Fed Ordinary Income $19,250 (35%)
CA Ordinary Income $  5,115 (9.3%)
Normal Stock Gain Rate $24,365 44.3%
§409A Tax $11,000 (20%)
§409A Interest $  4,950 (9%)
Tax Rate w/§409A $40,315 73.3%
(1)
(1) The tax rate described above may be higher than the percentage indicated if state tax laws similar to
§409A are applied to the taxable income amount
• This will occur each year until exercise or expiration of the option.

Copyright © 2006 Deloitte Development LLC. All rights reserved. 9 What is the solution?

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NVIDIA’s Solution: Tender Offer
• Employees Choose Exercise Year(s) for Eligible
Option Grants
• Only the Eligible Portion of the grant may be
amended through the tender offer:
– Vested after 12/31/04
– Unexercised at the time the Tender Offer closes
• All other terms will remain the same (including the
exercise price, number of shares and vesting schedule)

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Example
• Option granted on Jan 1, 2003 = 8,000 shares
• Exercise price = $29
• FMV at accounting measurement date = $31
• Vesting:
– 2,000 vest on 1/1/04 – not subject to §409A
– 2,000 vest monthly in 2004 – not subject to §409A
– 2,000 vest monthly in 2005 – potentially subject to §409A
– 2,000 vest monthly in 2006 – potentially subject to §409A
• Option Amendment:
– 4,000 options vested as of 12/31/04 – NO CHANGE
– 4,000 options vesting 2005-2006 – choose exercise year

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Eligibility
• Must be an employee as of the close of the Tender
Offer (estimated: December 29, 2006) and be on the
U.S. payroll
• Offer covers unexercised options that may have
been granted at a discount and vest after 12/31/04
• You can select which of your Eligible Option Grants
to tender (i.e., to exercise in what year), but once
selected, the entire unexercised portion which is
eligible for tender must be tendered

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Eligibility: Exercised Options?
• Options Exercised in 2005
– Should not be subject to adverse tax treatment
pursuant to transitional relief provided under
§409A
• Options Exercised in 2006
– No transitional relief provided for exercises after
12/31/05
– May still be subject to adverse tax treatment
under §409A
– Awaiting final guidance from the IRS

Copyright © 2006 Deloitte Development LLC. All rights reserved. 14 What if I do nothing?

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What if I do nothing?
• Tax Impact:
– Potential federal income taxation prior to exercise
– 20% additional federal excise tax
– Potential federal interest penalty
– Potential parallel state income tax and penalties
• Tax and penalties may occur each year for the
vested portion until exercise or expiration of the
discounted options
• Tender offer is a one-time offer to minimize or
eliminate potentially adverse tax consequences

Copyright © 2006 Deloitte Development LLC. All rights reserved. 16 How do I participate?

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Tender Offer Timeline
• Tender Offer Begins: November 29, 2006
• Tender Offer Ends:  December 29, 2006
– All elections MUST be submitted and received by 6PM Pacific Time on 12/29
– Late submissions will not be accepted
• How to submit your election:
– Access Tender Offer Website via e-mail instructions
– https:\\tenderoffer.nvidia.com
• Confirmation screen online, print a copy
• E-mail will be issued to you one business day after your on-line submission
• Participation is voluntary, but everyone who receives an email must access the website to either elect to amend or reject the offer

Copyright © 2006 Deloitte Development LLC. All rights reserved. 18
Personalized Emails
• You have received two emails
• Email #1:
– Tender Offer Documents (includes FAQs and this
presentation)
– Instructions how to access the website and make your
election
• Email #2:
– Personalized Statement(s)
• Contains personalized information regarding your affected
options
• Each potentially impacted grant will be emailed separately so you may have multiple statements

Copyright © 2006 Deloitte Development LLC. All rights reserved. 19
Frequently Asked Questions
• Sample questions:
– Which options are eligible for this offer?
– When will I receive my amended options?
– What will be the exercise price of my amended options?
– Can I choose which options with respect to which I want to accept this offer?
– Can I accept this offer with respect to shares of NVIDIA
common stock that I previously acquired upon exercise of
NVIDIA options?
– Can I change my mind and withdraw from this offer?
– What happens to my amended options if I leave the
company?

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What if I still have questions?
•Follow-up meetings:
–December 4, 2006
•All questions should be directed to
Deloitte at NVIDIA409A@deloitte.com.

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Tax Advice
• Taxation of stock option transactions can be very
complicated
• NVIDIA policy prohibits any employees from
providing personal income tax advice to any other
employee
• This presentation is general and you should consult
with your personal tax advisor for advice relevant to
your specific situation

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Circular 230 Disclaimer Notice
• Any tax advice included in this presentation was not
intended or written to be used, and it cannot be
used by the taxpayer, for the purpose of avoiding
any penalties that may be imposed by any
governmental taxing authority or agency;
• This tax advice was written to support the promotion
of the matter addressed by the presentation; and
• The taxpayer should seek advice based on the
taxpayer’s particular circumstances from an
independent tax advisor.

Copyright © 2006 Deloitte Development LLC. All rights reserved. 23